Exhibit 99.1

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Reed Byrum, APR
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FIRST NATIONAL AFFIRMS AUDITED STATEMENTS, PLANS TO SUBMIT NASDAQ PLAN

SPARTANBURG, SC, March 18, 2010 – First National Bancshares (NASDAQ: FNSC) (the “Company”) affirms the audited financial statements in its Form 10-K, filed March 10, 2010.

In an unrelated matter, First National plans to submit a new report to NASDAQ Capital Market as part of maintenance for its continued listing requirements.

In a letter to the Company, NASDAQ indicated that the Company is out of compliance with its continued listing requirements as set forth in the Nasdaq Marketplace Rule 5550(b) and relating to certain financial requirements. NASDAQ informed the Company that it wants to review First National’s plan for regaining compliance.

Pursuant to Nasdaq Marketplace Rule 5250(b)(2), the Company also announces that the audited financial statements in  its Form 10-K, filed March 10, 2010, maintain the current status of the Company in regard to a going concern qualification from its independent, registered public accounting firm.

About First National Bancshares
First National Bancshares, Inc., (NASDAQ: FNSC) is a $717.7 million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has full-service branches in six South Carolina counties. First National Bancshares was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.

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